SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


PITTSBURGH & WEST VIRGINIA RAILROAD
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)



        1-5447                              25-6002536
(Commission File Number)       (I.R.S. Employer Identification No.)


55 Edison Avenue, West Babylon, New York 		         11704
(Address of Principal Executive Offices)               (Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change
in Fiscal Year

On October 17, 2011, the Board of Trustees approved an amendment to the Trust's Third Amended Declaration of Trust, dated August 11, 2011. The amendment was deemed to be in the best interest of the Trust to ensure the Trust's compliance with IRS restrictions on concentrated share ownership of real-estate investment trusts (REITs). The specific amendment was the addition of Article VIII, which prohibits the actual or beneficial ownership by any person of more than 9.9% of the outstanding shares, unless an exception applies or an exemption is granted by the Board of Trustees, in its sole and absolute discretion.The restrictions provide that if, at any time, for any reason, those ownership limitations are violated or more than 50% in value of the Trust's outstanding shares otherwise would be considered owned by five or fewer individuals, then a number of shares necessary to cure the violation will automatically and irrevocably be transferred from the person causing the violation to a designated charitable beneficiary.

The foregoing description is qualified in its entirety by reference to the amendment to our Third Amended Declaration of Trust, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description
3.1	Amendment to Third Amended Declaration of Trust, dated
	October 17, 2011


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 17, 2011

PITTSBURGH & WEST VIRGINIA RAILROAD

By:        /s/ David H. Lesser
Name:	   David H. Lesser
Title:     CEO and Chairman